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                                  June 18, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission by Lincoln National Capital I and Lincoln National Corporation ("Lincoln") and the prospectus and prospectus supplement contained therein (the "Prospectus") which forms a part of the Registration Statement.

          We have acted as special counsel to Lincoln in connection with the preparation of the Registration Statement and the Prospectus. The statements contained in the Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, have been prepared or reviewed by us, and, in our opinion, are correct in all material respects.

          This opinion is provided to you only and, without our prior written consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm governmental authority or entity whatsoever. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

          Notwithstanding the immediately preceding paragraph, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Certain Federal Income Tax Consequences" and "Legal Opinions" in the Prospectus. By giving such consent, we do not
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Lincoln National Capital I
May 20, 1996
Page 2


thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.

          This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

                               Very truly yours,

                          SONNENSCHEIN NATH & ROSENTHAL